UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2018

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana		46222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2018, the Company held its annual meeting of stockholders. At the meeting, stockholders took the following actions:

•	elected nine directors for one-year terms ending at the 2019 annual meeting of stockholders (Proposal 1); and

•	ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2018 (Proposal 2).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	AGAINST	ABSTAIN
Stan A. Askren	123,268,906	4,483,337	82,514
Lawrence E. Dewey	123,995,975	1,748,698	2,090,084
David C. Everitt	125,075,224	2,677,210	82,323
Alvaro Garcia-Tunon	126,406,563	1,345,588	82,606
David S. Graziosi	124,904,554	2,847,666	82,537
William R. Harker	126,776,909	975,544	82,304
Richard P. Lavin	126,405,416	1,346,918	82,423
Thomas W. Rabaut	120,320,317	6,944,605	569,835
Richard V. Reynolds	126,341,634	1,409,957	83,166

Proposal 2 – Ratification of Appointment of PwC.

FOR	AGAINST	ABSTAIN
130,348,272	661,545	4,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: May 15, 2018

	By:	/s/ Eric C. Scroggins
Name: Eric C. Scroggins
Title: Vice President, General Counsel and Secretary